UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

HOMEOWNUSA
 (Exact name of registrant as specified in its charter)

NEVADA	27-1467607
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

112 North Curry Street Carson City	89703
(Address of principal executive offices)	(Zip Code)

Title of each class To be registered	Name of each exchange on which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: No. 333-170035

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.001 PER SHARE
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Registrant is set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-11 (File No. 333-170035) as filed with the Securities and Exchange Commission on January 20, 2010, and including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is herein incorporated by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation*
3.2	Bylaws*

* As filed in the Registrant’s Registration Statement on Form S11 (File No. 333-170035) on January 20, 2010.

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SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized

HOMEOWNUSA (Registrant)

Date: September 04, 2013	By:	/s/ Pieter du Plooy
Pieter du Plooy President and Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer

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